Exhibit 99.1

Ribbon Appoints Scott Mair to its Board of Directors

FOR IMMEDIATE RELEASE: September 8, 2022

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced the appointment of Scott Mair, former President, AT&T Networks Engineering and Operations, to its Board of Directors.

“We are excited to welcome Scott to the Board” said Shaul Shani, Chairman of the Company’s Board of Directors. “Scott’s extensive experience at AT&T, one of the world’s largest service providers, will be an incredible asset for Ribbon. He brings an in-depth understanding of 5G mobile networks, IP and Optical systems engineering, cybersecurity and network operations that will greatly benefit the company and provide the Board with valuable perspective and insight as we continue to grow and expand our business.”

Mr. Mair’s accomplishments during his over 37-year career at AT&T include launching the first standards-based mobile 5G network and building and operating the U.S. Public Safety’s first dedicated, nationwide communications platform for America’s police, firefighters, EMS and first responders. He is a member of the Board at American Transmission Company (ATC) and holds a Bachelor’s Degree in Communications and a Master’s Degree in Industrial Technology from the University of Wisconsin – Platteville.

“The telecom network has become an indispensable foundation for practically every industry and permeates all parts of our lives” said Scott. “Ribbon has brought together several of the companies that were original pioneers of voice and data communications technology and I look forward to joining the Board and working with Bruce and the team as they continue to innovate and build on this rich history.”

Mr. Mair’s appointment brings the size of Ribbon’s Board to nine members, six of which are independent. Mr. Mair will serve on the Audit and Technology and Innovation Committees of the Board and has been appointed as a designee of the JPMorgan Chase & Co. stockholders under the First Amended and Restated Stockholders Agreement.

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon, please visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s expected growth and expansion, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, risks related to supply chain disruptions. Including as a result of component availability; the effects of geopolitical instabilities and disputes, including between Russia and Ukraine and the impact of sanctions imposed as a result thereof; risks related to the continuing COVID-19 pandemic, including delays in customer deployments as a result of rises in cases; risks that the Company will not realize the anticipated benefits from the acquisition of ECI Telecom Group Ltd.; risks that the Company will not realize the estimated cost savings and/or anticipated benefits from its strategic restructuring; the impact of restructuring and cost-containment activities; declines in the value of the Company’s ongoing investment in AVCT, the purchaser of the Company’s Kandy Communications business; unpredictable fluctuations in quarterly revenue and operating results; risks related to the terms of the Company’s credit agreement including compliance with the financial covenants; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; litigation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; increases in tariffs, trade restrictions or taxes on the Company’s products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2021. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com